As filed with the Securities and Exchange Commission on June 27, 1997
	                                                   Registration No. 333-
_____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                           --------------------------
                                 LUMISYS INCORPORATED
               (Exact name of registrant as specified in its charter)
                            --------------------------
     Delaware                                                     77-0133232
(State of Incorporation)                  (I.R.S. Employer Identification No.)
                            --------------------------
                                 225 Humboldt Court
                                 Sunnyvale, CA  94089
                                    (408) 733-6565
                        (Address of principal executive offices)
                             --------------------------
                               1995 STOCK OPTION PLAN
                              (Full title of the plans)

                                  Craig L. Klosterman
                        Chief Financial and Operating Officer
                                  Lumisys Incorporated
                                  225 Humboldt Court
                                  Sunnyvale, CA  94089
                                    (408) 733-6565
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                            --------------------------
                                      Copies to:
                               Andrei M. Manoliu, Esq.
                                Lana K. Hawkins, Esq.
                                 Cooley Godward LLP
                               Five Palo Alto Square
                                Palo Alto, CA 94306
                                   (415) 843-5000
                            --------------------------
                          CALCULATION OF REGISTRATION FEE

                                  Proposed          Proposed
    Title of        Amount to      Maximum          Maximum        Amoount of
   Securities          be       Offering Price     Aggregate      Registration
to be Registered   Registered    Per Share (1)  Offering Price(1)      Fee
-----------------  ----------   --------------  -----------------  ----------
Stock options and    200,000        $6.94         $1,388,000         $420.60
Common Stock (par
value $.001)

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the closing price of Registrant's Common Stock on June 24, 1997 as reported on the NASDAQ National Market System.
                            --------------------------
                     INCORPORATION BY REFERENCE OF CONTENTS OF
                   REGISTRATION STATEMENT ON FORM S-8 NO. 33-80253


The contents of Registration Statement on Form S-8 No. 33-80253 filed with the Securities and Exchange Commission on December 11, 1995 are incorporated by reference herein.


                                    EXHIBITS


Exhibit
Number

 5.1        Opinion of Cooley Godward LLP

23.1        Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24          Power of Attorney is contained on the signature page.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, as of June 27, 1997.


                                                   LUMISYS INCORPORATED

                                                   /s/ Craig L. Klosterman
                                                   -----------------------------
                                                   Craig L. Klosterman
                                                   Chief Financial Officer


                                  POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Weiss and Craig L. Klosterman and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                      Date
---------                                     -----                      ----

/s/ Stephen J. Weiss          President, Chief Executive Officer   June 27, 1997
---------------------------   and Director
Stephen J. Weiss              (Principal Executive Officer)


/s/Craig L. Klosterman        Chief Financial Officer and          June 27, 1997
---------------------------   Operating Officer
Craig L. Klosterman           (Principal Financial Officer)


/s/Douglas G. DeVivo, Ph.D.   Chairman of the Board                June 27, 1997
---------------------------
Douglas G. DeVivo, Ph.D.


/s/C. Richard Kramlich        Director                             June 27, 1997
---------------------------
C. Richard Kramlich


/s/Matthew D. Miller, Ph.D.   Director                             June 27, 1997
---------------------------
Matthew D. Miller, Ph.D.


/s/Austin E. Vanchieri        Director                             June 27, 1997
---------------------------
Austin E. Vanchieri


                                EXHIBIT INDEX

Exhibit
Number                                       Description

 5.1            Opinion of Cooley Godward LLP

23.1            Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24              Power of Attorney is contained on the signature page.


                                EXHIBIT 5.1

                        OPINION OF COOLEY GODWARD LLP

                                                            ANDREI M. MANOLIU
                                                            415 843-5048
                                                            manoliuam@cooley.com


June 27, 1997

Lumisys Incorporated
225 Humboldt Court
Sunnyvale, CA  94089

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lumisys Incorporated (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 200,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1995 Stock Option Plan, as amended (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

/s/ Andrei M. Manoliu
----------------------
Andrei M. Manoliu



                                 EXHIBIT 23.1

                        CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in this Registration
Form S-8 of our report dated January 22, 1997, which appears on page 19 of the 1996 Annual Report to Shareholders of Lumisys Incorporated, which is incorporated by reference in Lumisys Incorporated's Annual Report on Form
10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 19 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
---------------------------
Price Waterhouse LLP
San Jose, California
June 27, 1997